Exhibit 99.1
United States Oil Fund, LP
Monthly Account Statement
For the Month Ended May 31, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(139,846,420)
Unrealized Gain (Loss) on Market Value of Futures	(22,095,260)
Dividend Income	7,948
Interest Income	5,063
ETF Transaction Fees	22,000
Total Income (Loss)	$(161,906,669)

Expenses
Investment Advisory Fee	$617,112
Brokerage Commissions	139,367
Tax Reporting Fees	96,813
NYMEX License Fee	34,225
Audit Fees	13,589
Non-interested Directors' Fees and Expenses	10,772
Prepaid Insurance Expense	7,634
SEC & FINRA Registration Expense	4,030
Legal Fees	2,824
Total Expenses	$926,366
Net Gain (Loss)	$(162,833,035)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 5/1/11	$1,583,715,522
Additions (14,300,000 Units)	564,256,231
Withdrawals (11,900,000 Units)	(469,181,989)
Net Gain (Loss)	(162,833,035)

Net Asset Value End of Period	$1,515,956,729
Net Asset Value Per Unit (37,400,000 Units)	$40.53

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502